EXHIBIT 99.1

DOLLAR TREE FILES FORM 10K FOR THE YEAR ENDED JANUARY 29,

2005, REFLECTING LEASE ACCOUNTING REVISIONS

CHESAPEAKE, Va – April 14, 2005 – Dollar Tree Stores, Inc. (Nasdaq: DLTR) announced today that its Annual Report on Form10-K, for the fiscal year ended January 29, 2005, has been filed with the SEC.

Similar to many other retailers, the Company has completed a review of its accounting practices surrounding store leases and related items. As a result, the Company announced today that it provided for a one-time, non-cash, after-tax adjustment of $5.7 million to its results in the fourth fiscal quarter of 2004 to reflect the cumulative impact of a revision of its accounting practices related to certain store leases. As the impact to prior years was not deemed material, the Company decided to reflect the change in its 2004 financial results and will not restate prior years’ financial results.

The cumulative $0.05 adjustment, of which $0.01 relates to fiscal year 2004, reduces the Company’s previously announced fiscal fourth quarter diluted earnings per share from $0.79 to $0.74 and its fiscal year 2004 diluted earnings per share from $1.63 to $1.58.

The aforementioned adjustments were made in light of the views of the Office of the Chief Accountant of the Securities and Exchange Commission expressed in a letter of February 7, 2005, to the American Institute of Certified Public Accountants regarding the application of generally accepted accounting principles to operating lease accounting matters. Consistent with previous industry practices, the Company historically reported straight-line rental expense beginning on the earlier of the store opening date or the commencement date of the lease. This had the effect of excluding the build-out and pre-opening periods of our stores from the calculation of the period over which we expensed rent. In addition, tenant allowances, received from landlords or developers, along with rent abatements, were reflected in the balance sheet as a reduction to the cost of store leasehold improvements instead of classifying them as deferred lease credits. Following our review, we revised our accounting polices such that we begin recording the rent expense on the date we take possession of the premises. We also recognize tenant allowances as a liability and accrete the liability as a reduction to rent expense over the same period in which rent expense is calculated and depreciation of leasehold improvements is now calculated on a gross cost basis.

The Company believes the effect of the revised lease accounting will not exceed $0.01 per diluted share for fiscal year 2005.

Dollar Tree Stores, Inc. is the nation’s leading operator of single-price point dollar stores. As of April 14, 2005, Dollar Tree operates 2,780 stores in 48 states.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward looking statements include statements regarding earnings for future periods. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed April 14, 2005. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger, 757-321-5000
www.DollarTree.com